UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 5, 2015 (February 4, 2015)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On February 4, 2015, Caesars Entertainment Corporation (“CEC”) announced that Gary Loveman, Chairman, President and Chief Executive Officer, has decided to begin transitioning management of the company at the end of the first quarter. Accordingly, Mr. Loveman is resigning as President and Chief Executive Officer effective July 1, 2015. Mr. Loveman will continue to serve as Chairman of CEC and Caesars Entertainment Operating Company, Inc. (“CEOC”). As Chairman, he will continue to oversee the restructuring of CEOC.

In connection with this transition, on February 4, 2015, CEC’s Board of Directors appointed Mark Frissora to the role of Chief Executive Officer Designate of CEC, effective February 5, 2015, and to succeed Mr. Loveman in the role of Chief Executive Officer and President of CEC, effective July 1, 2015. Mr. Frissora will report directly to the Board of Directors. During the transition period, he will work with Mr. Loveman and the Board of Directors to familiarize himself with the company’s operations and leadership team and go through the regulatory licensing process. In connection with Mr. Frissora’s appointment, the Board of Directors increased the number of its members from ten to 11 and elected Mr. Frissora to serve as a member of the Board of Directors and fill the vacancy created by the increase. Mr. Frissora’s appointment is subject to regulatory approval.

Until September 2014, Mr. Frissora served as Chairman (since January 2007) and CEO (since July 2006) of Hertz Global Holdings, Inc. and The Hertz Corporation. Prior thereto, Mr. Frissora served as Chief Executive Officer of Tenneco Inc. from November 1999 to July 2006 and as President of the automotive operations of Tenneco Inc. from April 1999 to July 2006. He also served as the Chairman of Tenneco Inc. from March 2000 to July 2006. From 1996 to April 1999, he held various positions within Tenneco Inc.’s automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Previously Mr. Frissora served as a Vice President of Aeroquip Vickers Corporation from 1991 to 1996. In the 15 years prior to joining Aeroquip Vickers, he served for 10 years with General Electric and five years with Philips Lighting Company in management roles focusing on product development and marketing. He is a director of Walgreens Boots Alliance, a drugstore chain, where he serves as the Chairman of the Finance Committee and is a member of the Nominating and Governance Committee. Mr. Frissora is also a director of Delphi Holdings plc, a leading global supplier of technologies for the automotive and commercial vehicle markets, where he is a member of the Finance Committee and the Nominating and Governance Committee. Mr. Frissora is 59 years old. We expect Mr. Frissora’s significant operational background, past experience in leading large, complex organizations, and proven track record will allow him to provide substantial value to the Board of Directors.

New Chief Executive Officer Employment Agreement

CEC and Caesars Enterprise Services, LLC (“CES”) entered into an employment agreement with Mr. Frissora on February 5, 2015, the material terms of which are set forth below.

The term of the agreement is four years beginning on February 5, 2015, and automatically renews for successive one-year terms thereafter, absent 60 days’ notice by CEC or Mr. Frissora not to renew. Mr. Frissora’s annual base salary will be $1,800,000, and he will participate in CEC’s annual incentive bonus program(s) with a target of 150% of his base salary. Mr. Frissora is entitled to certain perquisites, including (i) the use of CEC aircraft (up to a maximum of $200,000 per fiscal year), and (ii) certain relocation benefits (including up to six months of temporary housing, reimbursements of costs incurred in connection with locating a suitable residence in Las Vegas for purchase, and gross-up for any taxes that may apply to such relocation benefits).

Upon a termination of the employment agreement by CEC without cause, by Mr. Frissora for good reason or due to CEC’s non-renewal of its term upon any expiration date, CEC will (i) pay Mr. Frissora cash severance equal to two times his base salary plus one times his target bonus paid in installments over 24 months, (ii) pay him a bonus for the year of termination of employment, based on actual full-year performance, pro-rated to reflect service through date of termination, paid when bonuses are payable generally to active employees; and (iii) continue his benefits coverage for 24 months. In addition, upon any such termination within the (i) six month period prior to a change in control or (ii) 12 month period following a change in control, CEC will (a) pay Mr. Frissora severance equal to two and a half times the sum of his base salary plus target bonus, paid in a lump sum (unless otherwise provided by the employment agreement); (b) pay him a bonus for the year of termination of employment, based on actual full-year performance, pro-rated to reflect service through date of termination, paid when bonuses are payable generally to active employees; and (c) continue his benefits coverage for 30 months.

Restrictive Covenants

Mr. Frissora has agreed not to, during the 24 month period following the termination of his employment, (i) compete with CEC or its affiliates, (ii) solicit or hire certain employees of CEC and its affiliates, and (iii) solicit customers or clients of CEC and its affiliates. In addition, Mr. Frissora is subject to ongoing confidentiality obligations with respect to CEC’s matters.

Equity Agreements

On February 5, 2015, Mr. Frissora was awarded (i) an option to purchase 1,000,000 shares of CEC common stock (the “Option”) and (ii) 200,000 restricted stock units (“RSU”), where each RSU represents the right to receive one share of CEC common stock upon vesting. The Option and the RSUs are granted under the Caesars Entertainment Corporation 2012 Performance Incentive Plan. The exercise price for the Option is equal to the closing price of one share of CEC common stock on the Nasdaq Stock Market on the date of grant.

Of the 1,000,000 shares subject to the Option, 400,000 shares vest and become exercisable in equal annual installments of 25% over a four-year period, 200,000 vest based on the achievement of a $30.00 stock-price target, and 400,000 vest based on the achievement of certain EBITDA goals. The RSUs vest and become exercisable in equal annual installments of 25% over a four-year period. Upon a change in control or within the six month period prior to a change in control, if Mr. Frissora is terminated by CEC other than for cause (including death or disability) or by Mr. Frissora for good reason the RSUs immediately vest and are settled. If Mr. Frissora is terminated by CEC other than for cause (including death or disability) or by Mr. Frissora for good reason within the (i) six month period prior to a change in control or (ii) 12 month period following a change in control the Option immediately vests.

The foregoing is only a summary of Mr. Frissora’s employment agreement and award agreements and does not purport to be complete. It is qualified in its entirety by reference to the full text of the agreements, which CEC intends to file with its next annual report.

Item 7.01	Regulation FD Disclosure.

On February 4, 2015, CEC announced Mr. Frissora’s employment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Text of press release, dated February 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: February 5, 2015	By:	/s/ SCOTT E. WIEGAND

Name: Scott E. Wiegand Title: Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release, dated February 4, 2015.